Rule 424(b)(3) 333-158717

AMERICAN DEPOSITARY SHARES
(One (1) American Depositary Share represents
Ten (10) Shares)

THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY H SHARES,
 OF
SHANDONG MOLONG PETROLEUM
MACHINERY COMPANY LIMITED
(INCORPORATED UNDER THE LAWS OF
CHINA)
       The Bank of New York Mellon, as
depositary (hereinafter called the Depositary), hereby certifies (i) that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above
(Shares) or evidence of the right to receive such Shares, (ii) that at the date hereof each American
Depositary Share evidenced by this Receipt represents the amount of Shares shown above, and that or registered assigns IS THE OWNER OF
________ AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and except as
otherwise herein expressly provided, is entitled
upon surrender at the Corporate Trust Office of
the Depositary, New York, New York of this
Receipt duly endorsed for transfer and upon
payment of the charges as provided on the
reverse of this Receipt and in compliance with
applicable laws or governmental regulations, at
Owners option (1) to delivery at the office of the
agent, nominee, custodian, clearing agency or
correspondent of the Depositary, to a person
specified by Owner, of the amount of Deposited
Securities represented hereby or evidence of the
right to receive the same or (2) to have such
Deposited Securities forwarded at his cost and
risk to him at the Corporate Trust Office of the
Depositary.  The words Deposited Securities
wherever used in this Receipt shall mean the
Shares deposited under the agreement created by
the Receipts (as hereinafter defined) (including
such evidence of the right to receive the same),
and any and all other securities, cash and other
property held by the Depositary in place thereof
or in addition thereto as provided herein.  The
word Owner wherever used in this Receipt shall
mean the name in which this Receipt is
registered upon the books of the Depositary
from time to time.  The Depositarys Corporate
Trust Office is located at a different address than
its principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street, New
York, New York 10286, and its principal
executive office is located at One Wall Street,
New York, New York 10286.
1.	RECEIPTS.
       This American Depositary Receipt (this
Receipt) is one of a continuing issue of
American Depositary Receipts (collectively, the
Receipts), all evidencing rights of like tenor
with respect to the Deposited Securities, and all
issued or to be issued upon the terms and subject
to the conditions herein provided, which shall
govern the continuing arrangement by the
Depositary with respect to initial deposits as
well as the rights of holders and Owners of
Receipts subsequent to such deposits.
       The issuer of the Receipts is deemed to
be the legal entity resulting from the agreement
herein provided for.
       The issuance of Receipts against
deposits generally may be suspended, or the
issuance of Receipts against the deposit of
particular Shares may be withheld, if such action
is deemed necessary or advisable by the
Depositary at any time and from time to time
because of any requirements of any government
or governmental body or commission or for any
other reason.  The Depositary assumes no
liability with respect to the validity or worth of
the Deposited Securities.
2.	TRANSFER OF RECEIPTS.
       Until the surrender of this Receipt in
accordance with the terms hereof, the Depositary
will maintain an office in the Borough of
Manhattan, The City of New York, for the
registration of Receipts and transfers of Receipts
where the Owners of the Receipts may, during
regular business hours, inspect the transfer
books maintained by the Depositary that list the
Owners of the Receipts.  The transfer of this
Receipt is registrable on the books of the
Depositary at its Corporate Trust Office by the
holder hereof in person or by duly authorized
attorney, upon surrender of this Receipt properly
endorsed for transfer or accompanied by proper
instruments of transfer and funds sufficient to
pay any applicable transfer taxes, and the fees
and expenses of the Depositary and upon
compliance with such regulations, if any, as the
Depositary may establish for such purpose.  This
Receipt may be split into other such Receipts, or
may be combined with other such Receipts into
one Receipt, representing the same aggregate
number of American Depositary Shares as the
Receipt or Receipts surrendered.  Upon such
split or combination not involving a transfer, a
charge will be made as provided herein.  The
Depositary may close the transfer books at any
time or from time to time when deemed
expedient by it in connection with the
performance of its duties hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.
       The Depositary may require any holder
or Owner of Receipts, or any person presenting
securities for deposit against the issuance of
Receipts, from time to time, to file such proof of
citizenship or residence and to furnish such other
information, by affidavit or otherwise, and to
execute such certificates and other instruments
as may be necessary or proper to comply with
any laws or regulations relating to the issuance
or transfer of Receipts, the receipt or distribution
of dividends or other property, or the taxation
thereof or of receipts or deposited securities, and
the Depositary may withhold the issuance or
registration of transfer of any Receipt or
payment of such dividends or delivery of such
property from any holder, Owner or other
person, as the case may be, who shall fail to file
such proofs, certificates or other instruments.
4.	TRANSFERABILITY; RECORD-
OWNERSHIP.
       It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt,
when properly endorsed or accompanied by
proper instruments of transfer, is transferable by
delivery with the same effect as in the case of a
negotiable instrument; provided, however, that
prior to the due presentation of this Receipt for
registration of transfer as above provided, and
subject to the provisions of Article 9 below, the
Depositary, notwithstanding any notice to the
contrary, may treat the person in whose name
this Receipt is registered on the books of the
Depositary as the absolute owner hereof for the
purpose of determining the person entitled to
distribution of dividends and for any other
purpose.
5.	TAX LIABILITY.
       The Depositary shall not be liable for
any taxes or governmental or other assessments
or charges that may become payable in respect
of the Deposited Securities, but a ratable part of
any and all of the same, whether such tax,
assessment or charge becomes payable by
reason of any present or future law, statute,
charter provision, by-law, regulation or
otherwise, shall be payable by the Owner hereof
to the Depositary at any time on request.  Upon
the failure of the holder or Owner of this Receipt
to pay any such amount, the Depositary may sell
for account of such Owner an amount of the
Deposited Securities equal to all or any part of
the amount represented by this Receipt, and may
apply the proceeds in payment of such
obligations, the Owner hereof remaining liable
for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
       Every person presenting Shares for
deposit shall be deemed thereby to represent and
warrant that such Shares and each certificate, if
any, therefor are validly issued, fully paid and
non-assessable, that such Shares were not issued
in violation of any preemptive or similar rights
of the holders of any securities and that the
person making such deposit is duly authorized
so to do.  Every such person shall also be
deemed to represent that the deposit of such
securities and the sale of American Depositary
Shares representing such Shares by that person
in the United States are not restricted under the
Securities Act of 1933, as amended (the
Securities Act of 1933).  Such representations
and warranties shall survive the deposit of such
securities and issuance of Receipts.
       This Receipt is issued subject, and all
rights of the holder or Owner hereof are
expressly subject, to the terms and conditions set
forth on both sides of this Receipt, all of which
form a part of the agreement evidenced in this
Receipt and to all of which the holder or Owner
hereof by accepting this Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES; VOTING
RIGHTS.
       As of the date of the establishment of
the program for issuance of Receipts by the
Depositary, the Depositary believed, based on
limited investigation, that the issuer of the
Deposited Securities either (i) furnished the
Securities and Exchange Commission (the
Commission) with certain public reports and
documents required by foreign law or otherwise
or (ii) published information in English on its
Internet website at
http://www.molonggroup.com/ or another
electronic information delivery system generally
available to the public in its primary trading
market, in either case in compliance with Rule
12g3-2(b) under the Securities and Exchange
Act of 1934 as in effect and applicable to that
issuer at that time.  However, the Depositary
does not assume any duty to determine if the
issuer of the Deposited Securities is complying
with the current requirements of Rule 12g3-2(b)
or to take any action if that issuer is not
complying with those requirements.
       The Depositary shall be under no
obligation to give notice to the holder or Owner
of this Receipt of any meeting of shareholders or
of any report of or communication from the
issuer of the Deposited Securities, or of any
other matter concerning the affairs of such
issuer, except as herein expressly provided.  The
Depositary undertakes to make available for
inspection by holders and Owners of the
Receipts at its Corporate Trust Office, any
reports and communication received from the
issuer of the Deposited Securities that are both
(i) received by the Depositary as the holder of
the Deposited Securities and (ii) made generally
available to the holders of the Deposited
Securities by the issuer thereof.  Such reports
and communications will be available in the
language in which they were received by the
Depositary from the issuer of the Deposited
Securities, except to the extent, if any, that the
Depositary in its sole discretion elects to both (i)
translate into English any of such reports or
communications that were not in English when
received by the Depositary and (ii) make such
translations, if any, available for inspection by
holders and Owners of the Receipts.  The
Depositary has no obligation of any kind to
translate any of such reports or communications
or to make such translation, if any, available for
such inspection.
       The Depositary may, in its discretion,
exercise, in any manner, or not exercise, any and
all voting rights that may exist in respect of the
Deposited Securities.  The Depositary may, but
assumes no obligation to, notify Owners of an
upcoming meeting of holders of Deposited
Securities or solicit instructions from Owners as
to the exercise of any voting rights with respect
to the Deposited Securities. Upon the written
request of the Owner of this Receipt and
payment to it of any expense involved, the
Depositary may, in its sole discretion, but
assumes no obligation to, exercise any voting
rights with respect to the amount of the
Deposited Securities represented by the
American Depositary Shares evidenced by this
Receipt in accordance with that request.
8.	DISTRIBUTIONS.
       Until the surrender of this Receipt, the
Depositary (a) shall distribute or otherwise make
available to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of cash, Shares or other securities
or property (other than subscription or other
rights) and (b) may distribute or otherwise make
available to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of subscription or other rights, in
each case received with respect to the amount of
Deposited Securities represented hereby, after
deduction, or upon payment of the fees and
expenses of the Depositary described in Article
13 below, and the withholding of any taxes in
respect thereof; provided, however, that the
Depositary shall not make any distribution for
which it has not received satisfactory assurances,
which may be an opinion of United States
counsel, that the distribution is registered under,
or is exempt from or not subject to the
registration requirements of, the Securities Act
of 1933 or any other applicable law.  If the
Depositary is not obligated, under the preceding
sentence, to distribute or make available a
distribution under the preceding sentence, the
Depositary may sell such Shares, other
securities, subscription or other rights, securities
or other property, and the Depositary shall
distribute the net proceeds of a sale of that kind
to the Owners entitled to them, after deduction
or upon payment of the fees and expenses of the
Depositary described in Article 13 below and the
withholding of any taxes in respect thereof.  In
lieu of distributing fractional American
Depositary Shares for distributed Shares or other
fractional securities, the Depositary may, in its
discretion, sell the amount of securities or
property equal to the aggregate of those
fractions.  In the case of subscription or other
rights, the Depositary may, in its discretion,
issue warrants for such subscription or other
rights and/or seek instructions from the Owner
of this Receipt as to the disposition to be made
of such subscription or other rights.  If the
Depositary does not distribute or make available
to Owners or sell distributed subscription or
other rights, the Depositary shall allow those
rights to lapse.  Sales of subscription or other
rights, securities or other property by the
Depositary shall be made at such time and in
such manner as the Depositary may deem
advisable.
       If the Depositary shall find in its opinion
that any cash distribution is not convertible in its
entirety or with respect to the Owners of a
portion of the Receipts, on a reasonable basis
into U.S. Dollars available to it in the City of
New York, or if any required approval or license
of any government or agency for such
conversion is denied or is not obtainable within
a reasonable period, the Depositary may in its
discretion make such conversion and distribution
in U.S. Dollars to the extent possible, at such
time and rates of conversion as the Depositary
shall deem appropriate, to the Owners entitled
thereto and shall with respect to any such
currency not converted or convertible either
(i) distribute such foreign currency to the holders
entitled thereto or (ii) hold such currency for the
respective accounts of such Owners uninvested
and without liability for interest thereon, in
which case the Depositary may distribute
appropriate warrants or other instruments
evidencing rights to receive such foreign
currency.
9.	RECORD DATES ESTABLISHED
BY DEPOSITARY.
       Whenever any cash dividend or other
cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be offered, with respect to Deposited Securities, or whenever the
Depositary shall receive notice of any meeting of Owners of Deposited Securities, or whenever it is necessary or desirable to determine the Owners of Receipts, the Depositary will fix a record date for the determination of the Owners generally or the Owners of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or responsible for any other purpose for which the record date was set.

10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
       Upon (i) any change in nominal value or
any subdivision, combination or any other
reclassification of the Deposited Securities, or
(ii) any recapitalization, reorganization, sale of
assets substantially as an entirety, merger or
consolidation affecting the issuer of the
Deposited Securities or to which it is a party, or
(iii) the redemption by the issuer of the
Deposited Securities at any time of any or all of
such Deposited Securities (provided the same
are subject to redemption), then and in any such
case the Depositary shall have the right to
exchange or surrender such Deposited Securities
and accept and hold hereunder in lieu thereof
 other shares, securities, cash or property to be
issued or delivered in lieu of or in exchange for,
or distributed or paid with respect to, such
Deposited Securities.  Upon any such exchange
or surrender, the Depositary shall have the right,
in its discretion, to call for surrender of this
Receipt in exchange (upon payment of fees and
expenses of the Depositary) for one or more new
Receipts of the same form and tenor as this
Receipt, but describing the substituted Deposited
Securities.  In any such case the Depositary shall
have the right to fix a date after which this
Receipt shall only entitle the Owner to receive
such new Receipt or Receipts.  The Depositary
shall mail notice of any redemption of Deposited
Securities to the Owners of Receipts, provided
that in the case of any redemption of less than all
of the Deposited Securities, the Depositary shall
select in such manner as it shall determine an
equivalent number of American Depositary
Shares to be redeemed and shall mail notice of
redemption only to the Owners of Receipts
evidencing those American Depositary Shares.
 The sole right of the Owners of Receipts
evidencing American Depositary Shares
designated for redemption after the mailing of
such notice of redemption shall be to receive the
cash, rights and other property applicable to the
same, upon surrender to the Depositary (and
upon payment of its fees and expenses) of the
Receipts evidencing such American Depositary
Shares.
11.	LIABILITY OF DEPOSITARY.
       The Depositary shall not incur any
liability to any holder or Owner of this Receipt
(i) if by reason of any provisions of any present
or future law of the United States of America,
any state thereof, or of any other country, or of
any governmental or regulatory authority, or by
reason of any provision, present or future, of the
charter or articles of association or similar
governing document of the issuer or of the
Deposited Securities, the Depositary shall be
prevented, delayed or forbidden from or
subjected to any civil or criminal penalty or
extraordinary expenses on account of doing or
performing any act or thing which by the terms
hereof it is provided shall be done or performed,
(ii) by reason of any nonperformance or delay,
caused as specified in clause (i) above, in the
performance of any act or thing which by the
terms of this Receipt it is provided shall or may
be done or performed, (iii) by reason of any
exercise of, or failure to exercise, any discretion
provided for herein, (iv) for the inability of any
Owner or holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of Deposited
Securities but is not made available to Owners
or holders, (v) for any special, consequential or
punitive damages for any breach of the terms of
this Receipt or (vi) arising out of any act of God,
terrorism or war or any other circumstances
beyond its control.
       The Depositary shall not be responsible
for any failure to carry out any requests to vote
any Deposited Securities or for the manner or
effect of any vote that is cast either with or
without the request of any Owner, or for not
exercising any right to vote any Deposited
Securities.
       The Depositary does not assume any
obligation and shall not be subject to any
liability to holders or Owners hereunder other
than agreeing to act without negligence or bad
faith in the performance of such duties as are
specifically set forth herein.
       The Depositary shall be under no
obligation to appear in, prosecute or defend, any
action, suit or other proceeding in respect of any
of the Deposited Securities or in respect of the
Receipts on behalf of Owners or holders or any
other persons.  The Depositary shall not be liable
for any action or non-action by it in reliance
upon the advice of or information from legal
counsel, accountants or any other persons
believed by it in good faith to be competent to
give such advice or information.
       The Depositary, subject to Article 14
hereof, may itself become the owner of and deal
in securities of any class of the issuer of the
Deposited Securities and in Receipts of this
issue.
12.	TERMINATION OF AGREEMENT
AND SURRENDER OF THIS RECEIPT.
       The Depositary may at any time
terminate the agreement evidenced by this
Receipt and all other Receipts by mailing notice
of such termination to the Owners of all
Receipts then outstanding at their addresses
appearing upon the books of the Depositary, at
least thirty days prior to the date fixed in such
notice for termination.  On and after such date of
termination the Owner hereof, upon surrender of
this Receipt at the Corporate Trust Office of the
Depositary, will be entitled to delivery of the
amount of the Deposited Securities represented
hereby upon the same terms and conditions, and
upon payment of a fee at the rates provided
herein with respect to the surrender of this
Receipt for Deposited Securities and on payment
of applicable taxes and charges.  The Depositary
may convert any dividends received by it in cash
after the termination date into U.S. Dollars as
herein provided, and after deducting therefrom
the fees of the Depositary and referred to herein
and any taxes and governmental charges and
shall thereafter hold the balance of said
dividends for the pro rata benefit of the Owners
of the respective Receipts.  As to any Receipts
not so surrendered within thirty days after such
date of termination the Depositary shall
thereafter have no obligation with respect to the
collection or disbursement of any subsequent
dividends or any subscriptions or other rights
accruing on the Deposited Securities.  After the
expiration of three months from such date of
termination the Depositary may sell any
remaining Deposited Securities in such manner
as it may determine, and may thereafter hold
uninvested the net proceeds of any such sale or
sales together with any dividends received prior
to such sale or the U.S. Dollars received on
conversion thereof, unsegregated and without
liability for any interest thereon, for the pro rata
benefit of the Owners of the Receipts that have
not theretofore been surrendered for
cancellation, such Owners thereupon becoming
general creditors of the Depositary with respect
to such net proceeds.  After making such sale, or
if no such sale can be made after the expiration
of one year from such date of termination, the
Depositary shall be discharged from all
obligations whatsoever to the holders and
Owners of the Receipts except to make
distribution of the net proceeds of sale and of
such dividends (after deducting all fees, charges
and expenses of the Depositary) or of the
Deposited Securities, in case no sale can be
made, upon surrender of the Receipts.
13.	CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.
       The Depositary may charge any party
depositing or withdrawing Shares, any party
transferring or surrendering Receipts, any party
to whom Receipts are issued (including issuance
pursuant to a stock dividend or stock split or an
exchange of stock or distribution pursuant to
Articles 8 or 10) or Owners, as applicable, (i)
fees for the delivery or surrender of Receipts and
deposit or withdrawal of Shares, (ii) fees for
distributing cash, Shares or other property
received in respect of Deposited Securities, (iii)
taxes and other governmental charges, (iv)
registration or custodial fees or charges relating
to the Shares, (v) cable, telex and facsimile
transmission expenses, (vi) foreign currency
conversion expenses and fees, (vii) depositary
servicing fees and (viii) any other fees or
charges incurred by the Depositary or its agents
in connection with the Receipt program.  The
Depositarys fees and charges may differ from
those of other depositaries.  The Depositary
reserves the right to modify, reduce or increase
its fees upon thirty (30) days notice to the Owner
hereof.  The Depositary will provide, without
charge, a copy of its latest schedule of fees and
charges to any party requesting it.
       The Depositary may charge fees for
receiving deposits and issuing Receipts, for
delivering Deposited Securities against
surrendered Receipts, for transfer of Receipts,
for splits or combinations of Receipts, for
distribution of each cash or other distribution on
Deposited Securities, for sales or exercise of
rights, or for other services performed
hereunder.  The Depositary reserves the right to
modify, reduce or increase its fees upon thirty
(30) days notice to the Owner hereof.  The
Depositary will provide, without charge, a copy
of its latest fee schedule to any party requesting
it.
14.	PRE-RELEASE OF RECEIPTS.
       Notwithstanding any other provision of
this Receipt, the Depositary may execute and
deliver Receipts prior to the receipt of Shares
(Pre-Release). The Depositary may deliver
Shares upon the receipt and cancellation of
Receipts which have been Pre-Released,
whether or not such cancellation is prior to the
termination of such Pre-Release or the
Depositary knows that such Receipt has been
Pre-Released.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
Pre-Release.  Each Pre-Release will be
(a) preceded or accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered that such
person, or its customer, owns the Shares or
Receipts to be remitted, as the case may be,
(b) at all times fully collateralized with cash or
such other collateral as the Depositary deems
appropriate, (c) terminable by the Depositary on
not more than five (5) business days notice, and
(d) subject to such further indemnities and credit
regulations as the Depositary deems appropriate.
 The number of American Depositary Shares
which are outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited with the
Depositary; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
       The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
       Notwithstanding any terms of this
Receipt to the contrary, the Depositary will not
exercise any rights it has under this Receipt to
prevent the withdrawal or delivery of Deposited
Securities in a manner which would violate the
United States securities laws including, but not
limited to, Section 1A(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time, under
the Securities Act of 1933.
16.	GOVERNING LAW; VENUE OF
ACTIONS; JURY TRIAL WAIVER.
       This Receipt shall be interpreted and all
rights hereunder and provisions hereof shall be
governed by the laws of the State of New York.
       All actions and proceedings brought by
any Owner or holder of this Receipt against the
Depositary arising out of or relating to the
Shares or other Deposited Securities, the
American Depositary Shares or the Receipts, or
any transaction contemplated herein, shall be
litigated only in courts located within the State
of New York.
       EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING TO THE
SHARES OR OTHER DEPOSITED
SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE RECEIPTS,
OR ANY TRANSACTION CONTEMPLATED
HEREIN, OR THE BREACH HEREOF,
INCLUDING WITHOUT LIMITATION, ANY
QUESTION REGARDING EXISTENCE,
VALIDITY OR TERMINATION (WHETHER
BASED ON CONTRACT, TORT OR ANY
OTHER THEORY).
17.	AMENDMENT OF RECEIPTS.
       The form of the Receipts and the
agreement created thereby may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty (30) days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every
Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited Securities represented by the American Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.